                                                                     EXHIBIT 3.4

================================================================================

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            TEEKAY OFFSHORE GP L.L.C.

                  A MARSHALL ISLANDS LIMITED LIABILITY COMPANY

================================================================================

Dated: as of [_____], 2006

                                TABLE OF CONTENTS

1 DEFINITIONS .............................................................    1

   1.1 Defined Terms ......................................................    1
   1.2 Number and Gender ..................................................    4

2 ORGANIZATION ............................................................    4

   2.1 Formation ..........................................................    4
   2.2 Name ...............................................................    4
   2.3 Purposes ...........................................................    4
   2.4 Registered Office; Registered Agent ................................    4
   2.5 Principal Office ...................................................    5
   2.6 Term ...............................................................    5
   2.7 LLC Certificate; Transfer of Ownership Interest; Pledge of
       Ownership Interest .................................................    5

3 CAPITAL CONTRIBUTIONS ...................................................    6

   3.1 Initial Capital Contributions ......................................    6
   3.2 Additional Capital Contributions ...................................    6
   3.3 Liability Limited to Capital Contributions .........................    6

4 MANAGEMENT ..............................................................    6

   4.1 Board of Directors .................................................    6
   4.2 Board Membership ...................................................    8
   4.3 Meetings, Quorum, Voting, Etc ......................................    8
   4.4 Delegation of Authority and Duties .................................   11
   4.5 Execution of Documents .............................................   12
   4.6 Compensation of Directors and Officers .............................   13
   4.7 Indemnification ....................................................   13
   4.8 Liability of Indemnitees ...........................................   15
   4.9 Actions Required by Member .........................................   16

5 DISTRIBUTIONS ...........................................................   18

   5.1 Distributions/Available Cash .......................................   18

6 BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS ..............   18

   6.1 Books and Records ..................................................   18
   6.2 Fiscal Year ........................................................   19
   6.3 Bank Accounts ......................................................   19
   6.4 Tax Matters ........................................................   19

7 MISCELLANEOUS ...........................................................   19

   7.1 Complete Agreement .................................................   19
   7.2 Governing Law ......................................................   19
   7.3 Headings ...........................................................   20
   7.4 Severability .......................................................   20
   7.5 No Third Party Beneficiary .........................................   20
   7.6 Amendment ..........................................................   20

Exhibits:

Exhibit 1: Certificate of Formation
Exhibit 2: LLC Certificate

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                            TEEKAY OFFSHORE GP L.L.C.

     This Amended and Restated Limited Liability Company Agreement of TEEKAY OFFSHORE GP L.L.C., a Marshall Islands limited liability company (the "COMPANY"), is made and entered into effective as of the [_____] day of [_____], 2006, by TEEKAY SHIPPING CORPORATION, a Marshall Islands corporation ("TSC").

                                    RECITALS

     WHEREAS, TSC formed the Company on August 25, 2006 pursuant to the Act, subject to a Limited Liability Company Agreement dated as of August 25, 2006 (the "LIMITED LIABILITY COMPANY AGREEMENT") entered into by TSC as the sole Member of the Company; and

     WHEREAS, TSC now desires to amend and restate the Limited Liability Company Agreement in its entirety upon the terms and conditions stated below.

     NOW, THEREFORE, the Limited Liability Company Agreement is hereby amended and restated in its entirety as follows:

1    DEFINITIONS

1.1  Defined Terms.

When used in this Agreement, the following terms shall have the meanings set forth below:

(a) "ACT" means the Marshall Islands Limited Liability Company Act of the Republic of The Marshall Islands Associations Law, as the same may be amended from time to time.

(b) "AGREEMENT" means this Amended and Restated Limited Liability Company Agreement, as the same may be further amended, modified, supplemented or restated from to time in accordance with its terms.

(c) "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in the foregoing definition, the term "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) "BOARD OF DIRECTORS" shall have the meaning set forth in Section 4.1 of this Agreement.

(e) "BUSINESS" means the acquisition of a general partnership interest in the Limited Partnership, and acting as the general partner of the Limited Partnership.

(f) "CANADIAN TAX ACT" means the Income Tax Act (Canada), R.S.C. 1985, 5th Supplement, c.1, as amended from time to time.

(g) "CAPITAL CONTRIBUTIONS" means the total amount of cash and/or assets which a Member contributes to the Company as capital pursuant to this Agreement.

(h) "CERTIFICATE" means the Certificate of Formation in the form of Exhibit 1 hereto to be filed pursuant to the Act with the Republic of The Marshall Islands Registrar of Corporations pursuant to which the Company will be formed as a Marshall Islands limited liability company.

(i) "CLOSING DATE" means the first date on which limited partnership interests are sold by the Limited Partnership pursuant to the provisions of the Underwriting Agreement.

(j) "COMMON UNITS" means a Partnership Security representing a fractional part of the limited partnership interests of all limited partners of the Limited Partnership.

(k)  "DIRECTORS" means the members of the Board of Directors.

(l)  "GROUP MEMBER" means a member of the Partnership Group.

(m) "INCENTIVE DISTRIBUTION RIGHT" means a non-voting limited partnership interest in the Limited Partnership issued to the Company.

(n) "INDEMNITEE" means (i) any Person who is or was a Member, (ii) any Person who is or was an Affiliate of any Member, (iii) any Person who is or was a Director or Officer, or a fiduciary or trustee, of the Company, (iv) any Person who is or was a member, shareholder, partner, director, officer, fiduciary or trustee of any Member or an Affiliate of any Member, (v) any Person who is or was serving at the request of the Company, any Member or any

     Affiliate of any Member as an officer, director, member, partner, fiduciary or trustee of another Person, provided that such Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (vi) any Person the Company designates as an "Indemnitee" for purposes of this Agreement.

(o) "INITIAL DIRECTORS" shall have the meaning set forth in Section 4.1 of this Agreement.

(p) "LIMITED PARTNERSHIP" means Teekay Offshore Partners L.P., a Marshall Islands limited partnership.

(q) "LIMITED PARTNERSHIP AGREEMENT" means the First Amended and Restated Agreement of Limited Partnership of the Limited Partnership.

(r) "LLC CERTIFICATE" shall have the meaning set forth in Section 2.7(a) of this Agreement.

(s) "MEMBER" means TSC and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement, including any Transferee, and shall have the same meaning as the term "Member" under the Act, but shall not include any Person who has ceased to be a Member of the Company.

(t)  "NYSE" means the New York Stock Exchange.

(u) "OFFICERS" shall have the meaning set forth in Section 4.4(a) of this Agreement.

(v)  "PARTNERSHIP GROUP" means the Limited Partnership and its subsidiaries.

(w) "PARTNERSHIP SECURITY" means any class or series of equity interest in the Limited Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Limited Partnership).

(x) "PERSON" means a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

(y) "TRANSFEREE" shall have the meaning set forth in Section 2.7(b) of this Agreement.

(z) "UNDERWRITERS" means each Person named as an underwriter in the Underwriting Agreement.

(aa) "UNDERWRITING AGREEMENT" means the Underwriting Agreement to be executed among, inter alia, the Underwriters, the Limited Partnership and the Company, providing for the purchase of limited partnership interests in the Limited Partnership by the Underwriters.

1.2  Number and Gender.

As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

2    ORGANIZATION

2.1  Formation.

The Company was formed on August 25, 2006 as a Marshall Islands limited liability company upon the filing of the Certificate pursuant to the Act with the Republic of The Marshall Islands Registrar of Corporations.

2.2  Name.

The name of the Company is "Teekay Offshore GP L.L.C." and all Company business shall be conducted in that name or such other names that comply with applicable law as the Board of Directors may from time to time designate.

2.3  Purposes.

The purposes for which the Company is established is to engage in any lawful activity permitted by the Act, including, without limitation, the carrying on of the Business.

2.4  Registered Office; Registered Agent.

The registered office of the Company required by the Act to be maintained in the Republic of The Marshall Islands shall be the office of the initial registered agent named in the Certificate or such other office as the Board of Directors may designate from time to time in the manner provided by law. The registered agent of the Company required by the Act to be maintained in the Republic of The Marshall Islands shall be the initial registered agent named in the Certificate or such other person or persons as the Board of Directors may designate from time to time in the manner provided by law.

2.5  Principal Office.

The principal office of the Company shall be Bayside House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP- 59212, Nassau, Bahamas.

2.6  Term.

The Company commenced on August 25, 2006 and shall have perpetual existence, unless the Company is dissolved in accordance with the Act.

2.7  LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership
     Interest.

(a) A Member's ownership of its limited liability company interest in the Company shall be evidenced by a certificate of limited liability interest ("LLC CERTIFICATE") substantially in the form of Exhibit 2 hereto.

(b) Subject to the provisions of Section 2.7(c) herein, upon the endorsement by a Member on such LLC Certificate (or on a separate transfer power) in favor of a third party (a "TRANSFEREE") and the delivery of such Certificate (and such separate power, if applicable) to such Transferee, such Member shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to such Transferee and all references in this Agreement to such Member shall be deemed to refer to such Transferee, in each case effective as of the date of such Certificate delivery. A Member's right, title and interest in the Company shall not be transferred other than as provided in this Section 2.7(b).

(c) The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of a Member in the Company shall not cause such Member to cease to be a Member until the secured party shall have lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party shall not have the power to exercise any rights or powers of a Member.

3    CAPITAL CONTRIBUTIONS

3.1  Initial Capital Contributions.

TSC has made an initial capital contribution of U.S.$1,000 to the Company and in consideration thereof, an LLC Certificate has been issued in favor of TSC as provided for in Section 2.7 above.

3.2  Additional Capital Contributions.

A Member may contribute such additional sums and/or assets, if any, as it shall determine in its sole discretion.

3.3  Liability Limited to Capital Contributions.

No Member shall have any obligation to contribute money to the Company with respect to any liability or obligation of the Company. No Member shall be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

4    MANAGEMENT

4.1  Board of Directors.

Except for decisions or actions requiring the approval of the Members, as provided in this Agreement (including Section 4.9) or by non-waivable provisions of the Act or applicable law, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of directors (the "BOARD OF DIRECTORS") comprised of no less than three (3) and no more than nine (9) Directors. Subject to such limitations, the exact number of Directors shall be fixed from time to time by resolution of the Board of Directors and such number may be increased or decreased from time to time by vote of a majority of the Directors then in office; provided, however, that the Board of Directors initially shall be comprised of two Directors (the "INITIAL DIRECTORS"), who shall be appointed by TSC. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Subject to Section 4.9, the Board of Directors may make all decisions and take all actions for the Company as in its sole discretion it shall deem necessary or appropriate to enable the Company to carry out the purposes for which the Company was formed and to further the interests of the Members, including, without limitation, the following:

(a) adopting, by written consent or otherwise, resolutions in the name and on behalf of the Company (either for the Company itself or for the Company in its capacity as the general partner of the Limited Partnership) authorizing any decisions or actions taken pursuant to this Section 4.1;

(b) entering into, making and performing such contracts, agreements, undertakings and financial guarantees in the name and on behalf of the Company;

(c) setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

(d)  collecting sums due to the Company;

(e) selecting, removing, and changing the authority and responsibility of lawyers, auditors and other advisers and consultants;

(f) (i) creating such committees of the Board of Directors as the Board of Directors may deem necessary, appropriate or advisable, in its sole discretion, to carry on the affairs of the Company, including, without limitation, a conflicts committee, an audit committee, a pricing committee and a corporate governance committee, (ii) selecting and removing (with or without cause, upon the affirmative vote of a majority of all of the Directors then in office) the members of such committees (provided, however, that such committees shall be comprised only of Directors and shall have only as many members as the Board of Directors deems appropriate, subject to any rules of the NYSE applicable to the Company), and (iii) changing the authority and responsibilities of such committees; and

(g) granting signatory authority to and issuing Powers of Attorney in favor of such persons as it may deem necessary or appropriate to carry out and implement any decisions or actions taken pursuant to this Section 4.1.

Notwithstanding anything in this Agreement to the contrary, the Board of Directors shall conduct the affairs and governance of the Company so that (i) the Company is not a resident of Canada for purposes of the Canadian Tax Act and
(ii) neither the Company nor the Limited Partnership is carrying on business in Canada for purposes of the Canadian Tax Act.

4.2  Board Membership.

(a) The Members shall have full authority unilaterally to appoint, by majority vote, such individuals to be Directors as they shall choose in their sole discretion, and to remove and replace, by majority vote, any Director they appoint to the Board of Directors, with or without cause, at any time and for any reason, and to fill, by majority vote, any positions created on the Board of Directors as a result of an increase in the size of the Board of Directors; provided, however, that (i) each Director shall be a natural person and (ii) at all times a majority of the Directors shall be persons who are not residents of Canada for the purposes of the Canadian Tax Act (except in the case of (A) the Initial Directors, where not more than one director may be a resident of Canada for purposes of the Canadian Tax Act and (B) the death, resignation or dismissal of one or more Directors who are not residents of Canada for purposes of the Canadian Tax Act, provided that within 21 days of any such death, resignation or dismissal either (1) the Members shall appoint one or more new non-resident Directors to replace each non-resident Director who died, resigned or was dismissed, or (2) one or more Directors who are residents of Canada for purposes of the Canadian Tax Act shall resign to achieve the required non-resident majority).

(b) Each Director shall be appointed to serve until his or her successor shall be appointed and shall qualify or until his or her earlier resignation or removal.

(c) The Members shall designate one Director to hold the title of Chairman and one to hold the title of Vice-Chairman. The Vice-Chairman shall report to, and be subject to the direction of, the Chairman in respect of his duties for the Company.

4.3  Meetings, Quorum, Voting, Etc.

(a) Meetings of the Board of Directors shall be called by the Secretary of the Company, or in the absence of the Secretary, by the Chairman of the Board of Directors, upon request of any Director. Notice of the date, time and place of each meeting of the Board of Directors shall be given to each Director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this Section 4.3(a), notice shall be deemed to be duly given to a Director if given to him or her personally (including by telephone) or if such notice be delivered to such Director by courier service, mail, email, telegraph, cable, telex, or facsimile, to his or her last known address. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to the conduct of any voting thereat, the lack of notice to him or her. All meetings of the Board of Directors shall take place outside of Canada.

(b) At all meetings of the Board of Directors, a quorum for the transaction of business shall be a majority of the Directors then in office; provided, however, that such quorum shall be properly constituted only if a majority of the Directors included in such quorum are not residents of Canada for purposes of the Canadian Tax Act.

(c) Directors may participate in a meeting of the Board of Directors or a meeting of any committee of the Board of Directors by means of conference call or any similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A meeting of the Board of Directors or a meeting of any committee of the Board of Directors by means of such a call or any similar communication shall take place only by means of such a call or communication originated outside of Canada, shall be properly constituted only if a majority of the Directors participating in the meeting in person or by such call or communication are not residents of Canada for purposes of the Canadian Tax Act and a majority of the Directors participating in the meeting in person or by such call participate from or at a location outside Canada, and shall be deemed held at the place from where such call or communication originated.

(d) All decisions to be made and actions to be taken by the Board of Directors or a committee of the Board of Directors shall be determined by the vote of a majority of the Directors in attendance at a meeting at which a quorum is present.

(e) Any action which may be taken at a meeting of the Board of Directors or a meeting of any committee of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Directors then in office. The action taken by any unanimous consent in writing shall be deemed to have occurred when the last Director executing such consent shall have signed the consent; provided, however, that the last Director to execute such consent shall not have done so while in Canada and each such consent shall include the location and the date of such execution.

(f) Unless the Board of Directors shall otherwise provide, any committee of the Board of Directors may hold meetings at any place outside Canada and make rules for the conduct of its business as such committee shall from time to time deem necessary. At all meetings of a committee of the Board of Directors, a quorum for the transaction of business shall be a majority of the members then in office. Each committee shall keep a record of its proceedings and report the same to the Board of Directors when required. No committee shall have the power to fill vacancies in the Board of Directors, or to change the membership of or to fill vacancies in, any other committee created by the Board of Directors, or to amend or repeal this Agreement or adopt a new limited liability company agreement, or to submit to the Member any action requiring its authorization, or to amend or repeal any resolution of the Board of Directors which by its terms shall not be amendable or repealable. All meetings of any committee of the Board of Directors shall be held outside Canada. Directors may participate in a meeting of a committee of the Board of Directors by means of conference call or any similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A meeting of a committee of the Board of Directors by means of such a call or any similar communication shall take place only by means of such a call or communication originated outside of Canada and shall be deemed held at the place from where such call or communication originated; provided however, if a majority of the members of the Conflicts Committee or the Corporate Governance Committee, as the case may be, are residents of Canada for purposes of the Canadian Tax Act., that committee shall not meet by means of conference call or any similar communications equipment unless a majority of the members of such committee who are residents of Canada for the purposes of the Canadian Tax Act are situate outside of Canada at the time of such meeting; and provided further, if a majority of the members of the Audit

     Committee are residents of Canada for purposes of the Canadian Tax Act, that committee shall ensure that a majority of its meetings in any calendar year are physical meetings held outside of Canada.

4.4  Delegation of Authority and Duties.

(a) The Board of Directors may, from time to time as it deems advisable, appoint and elect (as well as remove or replace at any time with or without cause for any reason) (i) a Chief Executive Officer, (ii) a Chief Financial Officer, (iii) a Secretary and (iv) such other officer positions assigned to individuals as it may elect (collectively, the "OFFICERS"). Each Officer shall be a natural person who is not a resident of Canada for purposes of the Canadian Tax Act, and shall be authorized to, and shall, act in such capacity only outside of Canada. Any two or more offices may be held by the same person. If so appointed by the Board of Directors, the Officers shall have the authority and duties as may from time to time be assigned to them.

(b) In addition, the Board of Directors may, from time to time as it deems advisable, delegate to one or more natural persons (inclusive of any Director) such authority and duties as the Board of Directors is granted under this Agreement and not made subject to the approval of the Members by this Agreement, and the Board of Directors may assign in writing such titles to any such person as it deems appropriate. Any such person to whom such authority and duties are delegated by the Board of Directors shall not, during the time that such authority or duties are delegated, be a resident of Canada for purposes of the Canadian Tax Act and shall be authorized to, and shall, act in such capacity only outside of Canada. Any delegation pursuant to this Section 4.4(b) may be revoked at any time by the Board of Directors with or without cause for any reason.

(c) Unless the Board of Directors decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 4.4 is one commonly used for officers of a business corporation formed under the Marshall Islands Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 4.4. Any delegation or restriction pursuant to this Section 4.4(c) may be revoked at any time by the Board of

     Directors, with or without cause for any reason, provided that the Board of Directors will not be entitled to revoke any restriction relating to the residence of any person as set out in this Section 4.4.

(d) Unless authorized to do so by this Agreement or by the Board of Directors, no Director, Officer, agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose. However, the Company may act by an attorney-in-fact authorized by the Board of Directors, provided that no such attorney-in-fact shall, while having such authority, be a resident of Canada for purposes of the Canadian Tax Act and shall not be authorized to, and shall not, exercise such authority in Canada.

4.5  Execution of Documents.

(a) Any agreements, contracts or other documents or correspondence executed on behalf of the Company, including an LLC Certificate, shall show the place of execution (which shall be outside of Canada) and be signed by the individual executing same as follows:

                                        TEEKAY OFFSHORE GP L.L.C.


                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

(b) Any agreements, contracts or other documents or correspondence executed by TSC, in its capacity as sole Member of the Company, including an LLC Certificate, shall be signed by TSC as follows:

                                        TEEKAY OFFSHORE GP L.L.C.


                                        By: TEEKAY SHIPPING CORPORATION,
                                            its Sole Member


                                        By:
                                            ------------------------------------
                                            (Authorized Signatory)

(c) Any agreements, contracts or other documents or correspondence executed by the Company, either on its own behalf or in its capacity as the general partner of the Limited Partnership, shall be executed only outside of Canada.

4.6  Compensation of Directors and Officers.

(a) Members of the Board of Directors shall receive such compensation for their services to the Company as the Board of Directors or any compensation committee appointed by the Board of Directors shall determine. In addition, the Board of Directors or any compensation committee appointed by the Board of Directors may, from time to time, authorize the reimbursement by the Company of such expenses (including travel expenses) as may be incurred by Directors in the performance of their duties hereunder (including attendance at meetings of the Board of Directors).

(b) The Officers shall serve with or without such compensation for their services to the Company as the Board of Directors or any compensation committee appointed by the Board of Directors thereof shall determine.

4.7  Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 4.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful; provided, further, that no indemnification pursuant to this Section 4.7 shall be available to TSC or its Affiliates with respect to its or their obligations incurred pursuant to the Underwriting Agreement (other than obligations incurred by TSC on behalf of the Company). Any indemnification pursuant to this Section 4.7 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this
     Section 4.7 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 4.7.

(c) The indemnification provided by this section 4.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain (or reimburse any Member or its Affiliates for the cost of) insurance, on behalf of any Member, its Affiliates and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company's activities or such Person's activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 4.7, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 4.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 4.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 4.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 4.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

4.8  Liability of Indemnitees.

(a) No Indemnitee shall be personally liable for the debts and obligations of the Company.

(b) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or gross negligence or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

(c) To the full extent that the Act permits the limitation or elimination of liability of Directors, a Director shall not be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Director.

(d) Any amendment, modification or repeal of this Section 4.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 4.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

4.9  Actions Required by Member.

(a) Notwithstanding herein to the contrary, the Board of Directors will not take any action without approval of the Member with respect to an extraordinary matter that would have, or would reasonably be expected to have, a material effect, directly or indirectly, on the Member's interests in the Company. The type of extraordinary matter referred to in the prior sentence which requires approval of the Member shall include, but not be limited to, the following: (i) commencement of any action relating to bankruptcy, insolvency, reorganization or relief of debtors by the Company, the Limited Partnership or a material subsidiary of any such entity; (ii) a merger, consolidation, recapitalization or similar transaction involving the Company, the Limited Partnership or a material subsidiary of any such entity; (iii) a sale, exchange or other transfer not in the ordinary course of business of a substantial portion of the assets of the Limited Partnership or a material subsidiary, viewed in each case on a consolidated basis, in one or a series of related transactions; (iv) dissolution or liquidation of the Company or the Limited Partnership; (v) a material amendment of the Limited Partnership Agreement; and (vi) a material change in the amount of the quarterly distribution made on the Common Units or the payment of a material extraordinary distribution by the Limited Partnership. An extraordinary matter will be deemed approved by the Member if the Board of Directors receives a written, facsimile or electronic instruction evidencing such approval from the Member or if a majority of the Directors that do not meet the independence and experience requirements as set forth most recently by the NYSE because of their affiliation with the Member approve such matter. To the fullest extent permitted by law, a Director, acting as such, shall have no duty, responsibility or liability to the Member with respect to any action by the Board of Directors approved as required above by the Member.

(b) Notwithstanding anything herein to the contrary, the Member shall have exclusive authority over the business and affairs of the Company that do not relate to management and control of the Limited Partnership. The matters referred to in the immediately preceding sentence where the Member shall have exclusive authority shall include but not be limited to (i) the amount and timing of distributions paid by the Company, (ii) the issuance or repurchase of any equity interests in the Company, (iii) the prosecution, settlement or management of any claim made directly against the Company, (iv) whether to sell, convey, transfer or pledge any asset of the Company, (v) whether to amend, modify or waive any rights relating to the assets of the Company (including the decision to amend or forego distributions by the Limited Partnership in respect of the Incentive Distribution Rights), and (vi) whether to enter into any agreement to incur an obligation of the Company other than an agreement entered into for and on behalf of the Limited Partnership for which the Company is liable exclusively by virtue of its capacity as general partner of the Limited Partnership.

(c) Without limiting the authority granted by Section 4.9(b), the Member shall have exclusive authority to cause the Company to exercise the rights of the Company, as general partner of the Limited Partnership, provided in the following provisions of the Limited Partnership Agreement:

     (i) Section 2.4 ("Purpose and Business"), with respect to decisions to propose or approve the conduct by the Limited Partnership of any business;

     (ii) Sections 4.6(a) and (b) ("Transfer of the General Partner's General Partner Interest") and Section 4.7 ("Transfer of Incentive Distribution Rights"), solely with respect to the decision by the Company to transfer its general partner interest in the Limited Partnership or its Incentive Distribution Rights;

     (iii) Section 5.2 (b) ("Contributions by the General Partner and its Affiliates"), solely with respect to the decision to make additional capital contributions to the Limited Partnership;

     (iv) Section 5.8 ("Limited Preemptive Right");

     (v) Section 7.5(d) (relating to the right of the Company and its Affiliates to purchase Partnership Securities and exercise rights related thereto) and Section 7.11

          ("Purchase and Sale of Partnership Securities"), solely with respect to decisions by the Company to purchase or otherwise acquire and sell Partnership Securities for its own account;

     (vi) Section 7.6(a) ("Loans from the General Partner; Loans or Contributions from the Partnership or Group Members"), solely with respect to the decision by the Company to lend funds to a Group Member, subject to the provisions of Section 7.9 of the Limited Partnership Agreement;

     (vii) Section 7.7 ("Indemnification"), solely with respect to any decision by the Company to exercise its rights as an "Indemnitee;"

     (viii) Section 7.12 ("Registration Rights of the General Partner and its Affiliates"), solely with respect to any decision to exercise registration rights;

     (ix) Section 11.1 ("Withdrawal of the General Partner"), solely with respect to the decision by the Company to withdraw as general partner of the Limited Partnership and to giving notices required thereunder;

     (x) Section 11.3(a) and (b) ("Interest of Departing General Partner and Successor General Partner"); and

     (xi) Section 15.1 ("Right to Acquire Limited Partner Interests").

5    DISTRIBUTIONS

5.1  Distributions/Available Cash.

The Board of Directors shall in its sole discretion determine from time to time to what extent (if any) the Company's cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Board of Directors may make distributions to the Members, subject to the Act.

6    BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS; TAX MATTERS

6.1  Books and Records.

The books and records of the Company shall, at the cost and expense of the Company, be kept by the Company at the principal office of the Company or at such other location outside Canada as the Board of Directors may from time to time determine.

6.2  Fiscal Year.

Unless otherwise determined by the Board of Directors, the Company's books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company's affairs.

6.3  Bank Accounts.

All funds of the Company will be deposited in its name in an account or accounts maintained outside Canada with such bank or banks selected by the Board of Directors. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons (none of whom are residents of Canada) as may be designated by the Board of Directors.

6.4  Tax Matters.

TSC intends and acknowledges that, for so long as it remains the sole Member of the Company, the Company shall be disregarded as a separate entity from TSC for U.S. federal income tax purposes and TSC shall file such elections with the U.S. federal tax authorities as may be required to assure such tax status.

7    MISCELLANEOUS

7.1  Complete Agreement.

This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replace and supersede all prior agreements regarding the operation of the Company.

7.2  Governing Law.

This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Marshall Islands without giving regard to principles of conflicts of law.

7.3  Headings.

All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

7.4  Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.5  No Third Party Beneficiary.

This Agreement is made solely and specifically for the benefit of the Members and their successors and assigns and no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

7.6  Amendment.

All amendments to this Agreement must be in writing and signed by all of the Members.

     WHEREFORE, this Amended and Restated Limited Liability Company Agreement has been executed by a duly authorized representative of TSC, as sole Member, as of the date first set forth above.

                                        TEEKAY SHIPPING CORPORATION


                                        By:
                                            ------------------------------------
                                            Arthur Bensler
                                            Attorney-in-Fact

                                                                       Exhibit 1

                            CERTIFICATE OF FORMATION

                                       OF

                            TEEKAY OFFSHORE GP L.L.C.

      UNDER SECTION 9 OF THE MARSHALL ISLANDS LIMITED LIABILITY COMPANY ACT

1.   The name of the Limited Liability Company is: Teekay Offshore GP L.L.C.

2. The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3. The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

     WHEREFORE, the undersigned has executed this Certificate of Formation on the [_____] day of August, 2006.


/s/ Leo Chang
----------------------------------------
Authorized Person

                                                                       Exhibit 2

                    CERTIFICATE OF LIMITED LIABILITY INTEREST

                                       OF

                            TEEKAY OFFSHORE GP L.L.C.

          FORMED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

This Certificate evidences the ownership of [_____] of [_____]% of the limited liability company interests in Teekay Offshore GP L.L.C. (the "COMPANY") subject to the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of the Company.

Witness, the signature of the Company.

Dated: [_____]                          TEEKAY OFFSHORE GP L.L.C.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

For value Received, the undersigned hereby sells, assigns and transfers unto ____________________ all of its limited liability company ownership interest in TEEKAY OFFSHORE GP L.L.C. as is represented by the within Certificate.

Dated: [_____]


                                        By:
                                            ------------------------------------

In Presence of
               ----------------------